EXHIBIT 10.46

     STOCK PURCHASE AGREEMENT, dated as of March 15, 2005, between WWC HOLDING CO., INC., a Delaware corporation (“Buyer”), and BRADLEY J. HORWITZ (“Seller”).

W I T N E S S E T H:

     WHEREAS, Seller owns 143 shares, representing 2.02% of the issued and outstanding shares of common stock, $.01 par value per share (the “Shares”), of Western Wireless International Holding Corporation (formerly known as Western Wireless International Corporation), a Delaware Corporation (the “Company”), and Buyer owns the balance of the outstanding shares of capital stock of the Company; and

     WHEREAS, Buyer, Seller, the Company and Western Wireless Corporation (“WWC”), which owns all of the issued and outstanding capital stock of Buyer, have previously entered into a Subscription and Put and Call Agreement with respect to Shares of Common Stock of the Company, dated January 1, 1996, as amended (the “Horwitz Agreement”);

     WHEREAS, pursuant to the Horwitz Agreement, on January 31, 2005 Horwitz exercised his right to require Buyer to exchange all of the Shares for that number of shares of common stock of WWC having a value equal to the Fair Market Value (as defined below) of the Shares on January 31, 2005;

     WHEREAS, the Horwitz Agreement defines “Fair Market Value” as the value which would be agreed upon in an arm’s-length transaction between an informed and willing buyer and an informed and willing seller of the Shares, neither of which is under any obligation or compulsion to buy or sell the Shares, and the Horwitz Agreement provides that, in valuing the Shares, the Board of Directors of Buyer shall not take into account the fact that (i) the Shares represent a non-controlling minority interest in the Company and (ii) the Shares may not be publicly offered and traded without registration under the Securities Act of 1933, as amended, and applicable stock securities laws;

     WHEREAS, the boards of directors of Buyer and WWC, based on an analysis made by John W. Stanton, have agreed that the Fair Market Value of the Shares on January 31, 2005 was $29,883,838.38 and such determination has been agreed to by Seller;

     WHEREAS, the boards of directors of Buyer and of WWC have agreed that, notwithstanding the provisions of the Horwitz Agreement that specified that the Shares be exchanged for shares of common stock of WWC, it is fair to, advisable and in the best interests of Buyer and WWC and the shareholders of WWC for Buyer and WWC to authorize their proper officers to exchange the Shares owned by Seller for an amount of cash equal to the Fair Market Value of the Shares and Seller has agreed to accept cash equal to the Fair Market Value of the Shares in lieu of shares of common stock of WWC;

     WHEREAS, Seller, who is President and a director of the Company, and Buyer, which already owns 97.98% of the common stock of the Company, are each fully familiar with the financial condition, business and prospects of the Company and WWC; and

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

     Section 1.1. Definitions.

     For purposes of this Agreement, the following terms have the meanings set forth below:

     “Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For the purposes of this definition, “control” (including the terms “controlling” and “controlled”) means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     “Encumbrance” means any pledge, mortgage, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, shareholder agreement, proxy or other similar arrangement or agreement, preemptive right, right of first refusal, right of first offer, right of consent, put right, option, warrant, subscription, call, commitment, default or similar right or right of third party or other adverse claim or restriction of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

     “Governmental Body” means any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, or comparable agency or entity, commission, corporation, court, department, instrumentality, mediator, panel, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

     “Laws” means statutes, laws, regulations, rules and administrative orders of any Governmental Body.

     “Person” means an individual, corporation, partnership, limited liability company, trust, unincorporated organization or other entity, or a Governmental Body.

     “Shares” has the meaning set forth in the first “WHEREAS” paragraph of the preamble to this Agreement.

     “Transactions” means the transactions between Buyer and Seller contemplated by this Agreement.

ARTICLE 2
PURCHASE AND SALE

     Section 2.1. Purchase and Sale.

     Concurrently with the execution and delivery of this Agreement and upon the terms and conditions provided herein, Seller hereby sells, transfers, conveys and delivers to Buyer, and Buyer hereby purchases and accepts from Seller, good, valid and marketable right, title and interest to the Shares, free and clear of any Encumbrances.

     Section 2.2. Purchase Price.

     Concurrently with the execution and delivery of this Agreement and upon the terms and conditions provided herein, in full consideration for the sale and transfer of the Shares by Seller to Buyer, Buyer shall pay to Seller as the full purchase price for the Shares, $29,883,838.38 by wire transfer of immediately available funds to Seller’s bank account previously designated by Seller to Buyer.

ARTICLE 3
CLOSING AND PAYMENT

     Section 3.1. Closing.

     The closing will take place at the offices of the Company at 10:00 a.m. (local time) on the date hereof concurrently with the execution of this Agreement, and at such closing the following actions shall occur, all of which shall be deemed to occur simultaneously.

(a)	Seller shall deliver to Buyer:

(i)	the share certificate(s) representing all the Shares; and

(ii)	stock power(s) duly executed in blank by Seller in respect of the Shares;

(b)	Seller shall pay to Buyer the amount set forth in Section 2.2 in the manner set forth therein.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer, which representations and warranties shall survive the execution of this Agreement and the consummation of the Transactions, as follows:

     Section 4.1. Authorization; No Breach.

     Seller has the capacity to execute and deliver this Agreement and to consummate the Transactions. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms. The execution and delivery by Seller of this Agreement and the consummation of the Transactions will not (i) violate any provision of any Law applicable to Seller, (ii) violate any order, judgment or decree applicable to Seller, or (iii) violate, conflict with, result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement to which Seller is bound.

     Section 4.2. Ownership of the Shares.

     Seller is the registered legal and beneficial owner of good and valid title to the Shares free and clear of any Encumbrances. The Shares constitute the entirety of Seller’s equity interest in the Company and Seller holds no derivative securities or other rights for any equity interest in the Company except for any interest of Seller in the Company’s 1998 Stock Appreciation Plan. Upon payment of the purchase price therefor as provided in Section 2.2 of this Agreement, Buyer will acquire from Seller good and valid title to the Shares, free and clear of any Encumbrances.

     Section 4.3. Third Party Consents; Governmental Consents.

     No consent or approval of any Person is required to be obtained, and no consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration or filing with, any Governmental Body is required to be obtained or made, by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the Transactions.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller, which representations and warranties shall survive the execution of this Agreement and the consummation of the Transactions, as follows:

     Section 5.1. Organization and Authority of Buyer.

     Buyer is a corporation, duly organized, validly existing and in good standing as a corporation under the laws of its jurisdiction of organization with the power and authority to enter into this Agreement and to perform its obligations hereunder.

     Section 5.2. Authorization; No Breach.

     Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. The execution and delivery by Buyer of this Agreement and the consummation of the Transactions will not (i) conflict with the certificate of incorporation or bylaws of Buyer, (ii) violate any provision of any Law applicable to Buyer, (iii) violate any order, judgment or decree applicable to Buyer or (iv) violate, conflict with, result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, any material agreement to which Buyer is bound.

     Section 5.3. Third Party Consents; Governmental Consents.

     No consent or approval of any Person is required to be obtained, and no consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration or filing with, any Governmental Body is required to be obtained or made, by Buyer, in connection with the execution, delivery and performance of this Agreement and the consummation of the Transactions except for such consents and approvals of Persons that have been obtained.

ARTICLE 6
MISCELLANEOUS

     Section 6.1. Governing Law.

     THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WASHINGTON, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     Section 6.2. Further Assurances

     Each of the parties hereby agrees to execute such agreements and documents and take such other further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the Transactions, including executing such documents and taking such further actions as may be reasonably required to give Buyer the full benefit of the share transfer under this Agreement.

     Section 6.3. Notices.

     All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when received if delivered by hand, facsimile transmission, reputable overnight courier service or registered or certified mail:

                                        If to Seller at:

Mr. Bradley J. Horwitz
c/o Western Wireless Corporation
3650 131st Avenue S.E.
Bellevue, Washington 98006
Phone:
Facsimile:

                                        If to Buyer to:

WWC Holding Co., Inc.
c/o Western Wireless Corporation
3650 131st Avenue, S.E.
Bellevue, Washington 98006
Phone: 425-586-8700
Facsimile:

Attention: President

                                        with in either case a copy (that shall not constitute notice) to:

Friedman Kaplan, Seiler & Adelman LLP
1633 Broadway
New York, NY 10019-6708
Facsimile: 212-833-1250
Attention: Barry A. Adelman, Esq.

     Such names and addresses may be changed by such notice.

     Section 6.4. Entire Agreement.

     This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondences, undertakings and communications of the parties, oral or written, regarding such subject matter.

     Section 6.5. Amendments.

     This Agreement may be amended only by a written instrument executed by Buyer and Seller or their respective successors or permitted assigns.

     Section 6.6. Parties in Interest; Assignment.

     This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement. No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement.

     Section 6.7. Severability; Enforcement.

     Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

     Section 6.8. Waiver.

     No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

     Section 6.9. Specific Performance.

     Each of the Buyer and Seller, in addition to being entitled to exercise all of its rights provided herein or provided by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each of the Buyer and the Seller agrees that monetary damages would not be adequate compensation for any loss incurred by it by reason of a breach by any other party hereto of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     Section 6.10. Counterparts.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, and all such counterparts together constituting but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

WWC HOLDING CO., INC.

By:

Name: Jeffrey A. Christianson
Title: Sr. Vice President and Director

Bradley J. Horwitz

STOCK PURCHASE AGREEMENT

dated as of March 15, 2005

between

WWC HOLDING CO., INC.

and

BRADLEY J. HORWITZ

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